THE BEAR STEARNS COMPANIES INC.
                                    IncomeNotesSM
              With Maturities of Nine Months or More from Date of Issu

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 15
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: March 24, 2006
Issue Date: March 31, 2006
The date of this Pricing Supplement is March 24, 2006

-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EHS9                6.000%                03/31/2026   100.00%     2.4250%        0.200%    97.575%      Semi
                                                                                                              Annually
-------------------------------------------------------------------------------------------------------------------------

                                     Subject to Redemption
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option     Yes/No        Date and Terms of Redemption            Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
  09/30/2006      $30.00        No         Yes   Commencing on 03/31/2010  and semi annually  $10,000,000    $9,757,500
                                                 thereafter  until  Maturity,  the Notes may
                                                 be called in whole at par at the  option of
                                                 the Company on ten calendar days notice.
--------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.